UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2016
ZOE'S KITCHEN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36411 (Commission File Number)	51-0653504 (I.R.S. Employer Identification No.)

5760 State Highway 121, Suite 250
Plano, Texas 75024
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 436-8765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on June 10, 2016 (the “Original Form 8-K”) relating to the annual meeting of stockholders of Zoe’s Kitchen, Inc. (the “Company”) held on June 9, 2016 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation (each, a “say-on-pay vote”). No other changes have been made to the Original Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Original Form 8-K, at the Annual Meeting, the Company’s stockholders voted in favor of a one year term for the frequency of say-on-pay votes.  Based on these results, the Company has determined that it will hold say-on-pay votes every year until the next advisory vote on the frequency of say-on-pay votes occurs or until the Company otherwise determines that a different frequency for say-on-pay votes is in the best interests of the stockholders. The next required advisory vote on the frequency will occur no later than 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOE'S KITCHEN, INC.

Date: September 2, 2016

By:	/s/ Michael Todd
Name: Michael Todd
Title: General Counsel and Secretary